STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT ENTERED INTO BY AND AMONG SHOSHONE SILVER MINING COMPANY, REPRESENTED HEREIN BY RAUL FERNANDO CARDENAS EYCHENNE; BY MR. LEX JON SMITH, REPRESENTED HEREIN BY RAUL FERNANDO CARDENAS EYCHENNE (HEREINAFTER COLLECTIVELY REFERRED TO AS THE "SELLERS"); AND BY ORCA GOLD CORP. INTERNATIONAL, REPRESENTED HEREIN BY MIGUEL ALEJANDRO ALANIZ SEGUNDO; AND BY ORCA MINERALS LIMITED, REPRESENTED HEREIN BY MIGUEL ALEJANDRO ALANIZ SEGUNDO (HEREINAFTER COLLECTIVELY REFERRED TO AS THE "PURCHASERS"), ACCORDING TO THE FOLLOWING REPRESENTATIONS AND CLAUSES.

REPRESENTATIONS

I. The SELLERS represent that:

A. Shoshone Silver Mining Company is a corporation duly incorporated and existing under the laws of the State of Idaho, United States of America, with full capacity to enter into this Agreement, and Mr. Lex Jon Smith is an individual of United States nationality, resident of said country, with full capacity to enter into this Agreement.

B. Mr. Raul Fernando Cardenas Eychenne has the necessary powers and authority to enter into this Agreement on behalf of the Sellers, which powers and authority have not been revoked, restricted or modified in any manner whatsoever.

C. Together, the SELLERS own 100 (one hundred) percent of the shares of Shoshone México, S.A. de C.V. (hereinafter referred to as "SHOSHONE MEXICO"), representative of the total corporate capital of SHOSHINE MEXICO, which are fully subscribed and paid-in in the following proportions:

SHAREHOLDERS	NUMBER OF SHARES	PAR VALUE
SHOSHONE SILVER MINING COMPANY	49	$49,000 Mex. Cy.
MR. LEX JON SMITH	1	$ 1,000 Mex. Cy.
TOTAL	**50**	**$50,000 Mex. Cy**

All of the above shares to be collectively referred to as "SHARES."

D. SHOSHONE MEXICO does not own and has no participation or interest of any nature in any company, corporation or entity of any kind.

E. They are willing and wish to sell the SHARES to the PURCHASERS, with everything that correspond to them in fact and in law.

F. The shares are not subject to any trust, preferential right or option and that no restriction on the purchase of the SHARES exists.

G. The SHARES are fully subscribed and entirely paid-in and are free of any lien, charge or encumbrance.

H. The only assets owned by SHOSHONE MEXICO are the following mining concessions (hereinafter the "Mining Concessions"):

Name of the Mining Lot	Number of the Concession	File	Surface (Hectares)
Bilbao	222854 (formerly 193181)	8/1.3/00889	27.2344
Bilbao	214309 (formerly 192673)	8/1.3/00890	422.7656
Bilbao II	222638 (formerly 198838)	8/1.3/01121	870.0319
El Trinque	211940 (formerly 198396)	8/1.3/01118	8.5434

I. The Mining Concessions are duly registered in the Public Registry of Mining in the name of SHOSHONE MEXICO; are free from any liens, charges and encumbrances, and all obligations to which SHOSHONE MEXICO is subject to with respect to the Mining Concessions have been duly and timely fulfilled, including, without limitation, the payment of governmental rights and any other contributions.

J. All necessary consents and approvals have been obtained by the SELLERS for the execution and delivery of this Agreement.

K. The execution, delivery and performance of this Agreement does not and will not violate any provision of law and will not, with or without the giving of notice or the passage of time, conflict with or result in any breach of any agreement to which SHOSHONE MEXICO is a party or by which the SELLERS or SHOSHONE MEXICO are bound.

L. There is no outstanding action, judicial procedure or judgment of any kind initiated or in process against the SELLERS or SHOSHONE MEXICO or the assets of SHOSHONE MEXICO, and there is no litigation, proceeding or

investigation pending, or, to SHOSHONE MEXICO's or the SELLERS' knowledge, threatened against the SELLERS or SHOSHONE MEXICO.

M.- All tax returns and reports required to be filed have been accurately filed by SHOSHONE MEXICO, and all taxes, assessments, governmental charges, concession fees, copyright fees and penalties due and payable by SHOSHONE MEXICO have been paid. There are no lawsuits, actions, claims, investigations, inquiries or proceeding pending or, to SHOSHONE MEXICO's or the SELLERS' knowledge, threatened against any of the SELLERS or SHOSHONE MEXICO in respect of any taxes, assessments, governmental charges, concession fees, copyright fees or penalties.

N. Except for that certain option agreement dated February 22, 2006, entered into by and between SHOSHONE MEXICO and Minco Plc (the "<u>Option Agreement</u>"), there are no other agreements or, contracts to which SHOSHONE MEXICO is a party.

O. SHOSHONE MEXICO has never had and does not have any employees.

P. There is no provision, agreement or contract that implies that the shares that may be issued in the future to represent the corporate capital of SHOSHONE MEXICO must be subject to any lien, charge or encumbrance, limitation of ownership, trust, preemptive rights or options.

Q. SHOSHONE MEXICO has complied with all legal, administrative and contractual provisions and obligations to which is subject, as well as with any obligations derived from the Mining Concessions.

R. The SELLERS and SHOSHONE MEXICO have not received and do not have knowledge of any notice that implies or may imply the revocation of the Mining Concessions.

S. The financial statements of SHOSHONE MEXICO which are attached hereto as **<u>Exhibit "1"</u>** reflect the actual financial situation of SHOSHONE MEXICO as of the date hereof.

T. SHOSHONE MEXICO has complied with any and all obligations applicable to it in front of any federal, local and municipal governmental authorities.

II. **The PURCHASERS represent that:**

A. Orca Gold Corp. International is a corporation duly incorporated and existing under the laws of the Commonwealth of the Bahamas, with full capacity to enter into this Agreement, and Orca Minerals Limited is a corporation duly incorporated and existing under the laws of Canada, with full capacity to enter into this Agreement.

B. Mr. Miguel Alejandro Alaniz Segundo has the necessary powers and authority to enter into this Agreement on behalf of the Purchasers, which powers and authority have not been revoked, restricted or modified in any manner whatsoever.

C. Based on the veracity of the representations made herein by the SELLERS, they are willing and wish to purchase the SHARES with everything that corresponds to them in fact and in law, in the following proportions:

(i) 49 of the SHARES of SHOSHONE MEXICO shall be purchased by ORCA GOLD CORP. INTERNATIONAL; and (ii) the remaining SHARE shall be purchased by ORCA MINERALS LIMITED.

Based on the above representations, the Parties hereby agree to bind themselves in accordance with the following clauses.

CLAUSES

FIRST. SUBJECT MATTER The SELLERS hereby sell and the PURCHASERS hereby purchase the SHARES, free and clear of any liens, charges and encumbrances, with everything that corresponds to them in fact and in law.

SECOND. PRICE The purchase price for the sale of the SHARES is the amount of US$100,000.00 (ONE HUNDRED THOUSAND DOLLARS 00/100), which the PURCHASERS pay on the date of execution of this Agreement.

THIRD. DELIVERY OF ENDORSED SHARE CERTIFICATES AND CORPORATE RECORDS The SELLERS hereby deliver to the PURCHASERS the stock certificates covering the SHARES, duly endorsed in ownership in favor of the PURCHASERS, who satisfactorily receive the same.

The SELLERS hereby deliver to the PURCHASERS the following original documents:

1.- The shareholders' meetings minutes book of SHOSHONE MEXICO.

2.- The share registry book of SHOSHONE MEXICO.

3.- The capital variations book of SHOSHONE MEXICO.

4.- The original deed of incorporation of SHOSHONE MEXICO, as well as any other public deed containing the notarization of any minutes and/or powers of attorney granted or revoked by SHOSHONE MEXICO, with their evidence of recording with the Public Registry of Commerce.

5.- File containing any applications, information and reports filed by SHOSHONE MEXICO with the National Registry of Foreign Investments, as well as any notices issued by said governmental agency.

6.- All accounting and tax records of SHOSHONE MEXICO, including the original tax registration certificate, advanced electronic signature, notices, tax returns and any other documents filed with the tax authorities and issued by them to SHOSHONE MEXICO.

7.- Titles evidencing the Mining Concessions, as well as the complete files of said documents, containing any and all information filed by SHOSHONE MEXICO with the mining authorities, as well as all documents issued by said authorities.

FOURTH. OBLIGATIONS OF THE PURCHASERS The PURCHASERS undertake the following obligations:

1.- To cause SHOSHONE MEXICO to grant a mortgage on the Mining Concessions in favor of the SELLERS, to guarantee the payment of the purchase price of the SHARES. Said mortgage will need to be granted and formalized on or before August 11, 2008.

2.- To carry out all the necessary steps to change the name of SHOSHONE MEXICO to any other corporate name of their selection that does not contain the word "Shoshone".

FIFTH. INDEMNITY The SELLERS shall jointly and severally indemnify, and SELLERS further agree to hold the PURCHASERS, and SHOSHONE MEXICO, harmless from, against and in respect to any damages, or lost profits under Mexican law suffered by the PURCHASERS from all liabilities and obligations of SHOSHONE MEXICO, and the SELLERS not disclosed to the PURCHASERS in accordance with this Agreement, and all claims, actions and demands made or exercised against SHOSHONE MEXICO and/or the SELLERS in respect thereof whether or not known or asserted at or prior to this date relating to or arising from, ownership, operation or control of the SHARES and/or the Mining Concessions of SHOSHONE MEXICO before and up to the date of execution of this Agreement.

In the event of any judicial, administrative or arbitral claim, action, requisite, demand, fine, sanction, procedure and/or restriction of any kind imposed by any authority or governmental agency whatsoever upon, or lodged by any third party against the PURCHASERS or SHOSHONE MEXICO or the SHARES or the Mining Concessions (hereinafter a "Claim"), which term to respond expires within 5 (five) days or less as of the date of the corresponding notification thereof, the PURCHASERS or SHOSHONE MEXICO shall respond to such Claim as they deem appropriate, and notify any of the SELLERS of such Claim within the

following 5 (five) days after the PURCHASERS and/or SHOSHONE MEXICO file their response.

In the event of any Claim which term to respond expires within 10 (ten) days as of the date of notification thereof, the PURCHASERS or SHOSHONE MEXICO shall notify any of the SELLERS of such Claim within the following 3 (three) days after receiving the corresponding notice.

The SELLERS may, within the following 3 (three) days after receiving such notice and a copy of the Claim, at their option, assume and control the defense of the Claim, at the SELLERS' expense and through counsel of the choice of the SELLERS. In the event that the SELLERS assume the defense against any such Claim, the PURCHASERS or SHOSHONE MEXICO shall have the right to participate in such defense at their own expense and shall cooperate with the SELLERS in such defense making available to the SELLERS all witnesses, pertinent records, materials and information in their possession or under their control relating thereto as is required by the SELLERS and shall grant the necessary authority to the SELLERS or the individuals designated by them, in order to properly conduct the defense. In the event that the PURCHASERS do not cooperate timely in providing the documents requested by the SELLERS in writing, and which are in the possession of the PURCHASERS, and any other support in defending the case to the extent that such support is under the control of the PURCHASERS, the PURCHASERS shall be liable for any damages that they may suffer as a direct consequence of the Claim.

In the event that the SELLERS do not elect to assume the control on the defense against any such Claim, they must notify the PURCHASERS in writing within the term of 3 (three) days mentioned in the foregoing paragraph. In such case, the PURCHASERS and/or SHOSHONE MEXICO shall pay all reasonable costs and expenses of such defense as incurred and the SELLERS shall have to cooperate with the PURCHASERS and/or SHOSHONE MEXICO as requested by the PURCHASERS and the SELLERS shall reimburse the PURCHASERS and/or SHOSHONE MEXICO for the reasonable costs and fees derived from such defense, evidenced with invoices.

In the event that the PURCHASERS and/or SHOSHONE MEXICO fail to notify the SELLERS within the 5 (five) day term mentioned above and due to that failure the SELLERS are not able to defend the Claim in a timely manner, the PURCHASERS shall be liable for the defense and subsequent outcome of such Claim.

SIXTH.- NOTICES. All notices and communications provided for hereunder shall be in writing, in English, and shall be delivered personally or sent by express courier or overnight delivery service (such as Federal Express or DHL), with proof of receipt provided, to the addresses of the respective parties set forth below or to such other addresses as any party shall designate in writing to the others in terms

of this Section. For the purpose of this Section, the current addresses of the parties are the following:

For the SELLERS:

403 7th Street
Suite 207,
Wallace, Idaho 83873
Att: Mr. Lex Jon Smith

With a copy to:
Von Wobeser Y Sierra, S.C.
Guillermo Gonzalez Camarena No. 1100
7° Piso
Santa Fe, Centro de Ciudad
Delegacion Alvaro Obregon
01210 Mexico, D.F.
Att: Mr. Raúl F. Cárdenas Eychenne

For the PURCHASERS:
Hermanos Escobar 115 Col. Agronómica
CP 98060 Zacatecas, Zacatecas, México.
Att: Mr. Miguel Alejandro Alaniz Segundo

With a copy to:
Gonzalez Calvillo, S.C.
Montes Urales 632, Piso 3
Lomas de Chapultepec
11000 Mexico, D.F.
Att: Mr. Jorge Mondragon

SEVENTH.- DISPUTE RESOLUTION All disputes arising in connection with this Agreement shall be settled by an arbitration tribunal established under the Rules of Conciliation and Arbitration of the International Chamber of Commerce made up of three arbitrators. Each one of the parties shall designate an arbitrator and the Chairman of the Tribunal shall be designated by the two arbitrators appointed by the parties. In the event that the two arbitrators are unable to agree on the Chairman within 30 (thirty) days of their appointment, the Chairman shall be appointed as per the Rules of Conciliation and Arbitration of the International Chamber of Commerce. The arbitration shall be carried out in the English language in Mexico City, Federal District. The substantive law to be applied by the Tribunal shall be the Mexican law. The Arbitrators shall be bilingual and evidence may be submitted in the Spanish language.

EIGHTH.- ENTIRE AGREEMENT, AMENDMENT, WAIVER This Agreement supersedes and replaces any prior verbal or written agreements between any of the parties hereto with respect to the subject matter of this Agreement., including the Option Agreement.

No alteration, modification or change of this Agreement shall be valid except by an agreement in writing executed between the SELLERS and the PURCHASERS. No failure or delay by any party hereto in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.

NINTH.- HEADINGS AND CAPTIONS Section headings and captions in this Agreement and Exhibits attached to this Agreement are for the sole purpose of convenient reference and in no way define, limit or prescribe the scope or intent of this Agreement or any part hereof, and such headings shall not be considered in interpreting or construing this Agreement.

TENTH.- CONFIDENTIALITY SELLERS and all entities directly or indirectly controlled by them and their respective employees and agents shall not use or disclose to any third party any information concerning the business of SHOSHONE MEXICO, this Agreement or any matter or any document related thereto. This clause shall not apply to (A) use or disclosure of information that becomes part of the public domain other than through SHOSHONE MEXICO's, the SELLERS' or the PURCHASERS' breach of any of their obligations under this Agreement, (B) disclosure of information as required by law, (C) use of information as contemplated by this Agreement or (D) disclosure to potential sources of debt or equity financing to the PURCHASERS or their affiliates so long as the potential sources are obligated to hold the information as confidential, and (E) disclosure of information to legal and financial advisors of the PURCHASERS and the SELLERS in relation to this transaction.

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement in Mexico City, Federal District, on the [redacted] day of July, 2008.

SELLERS	**PURCHASERS**

____

SHOSHONE SILVER MINING COMPANY
BY: Raúl Fernando Cárdenas Eychenne Segundo
TITLE: Legal Representative

____

ORCA GOLD CORP. INTERNATIONAL
By:Miguel Alejandro Alaniz
TITLE: Legal Representative

____

LEX JON SMITH
BY: Raúl Fernando Cárdenas Eychenne Segundo
TITLE: Legal Representative

____

ORCA MINERALS LIMITED
BY: Miguel Alejandro Alaniz
TITLE: Legal Representative